UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2010 (September 30, 2010)

SHENGDATECH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-31937	26-2522031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit 2003, East Tower, Zhong Rong Heng Rui International Plaza, 620 Zhang Yang Road, Pudong District, Shanghai 200122 People's Republic of China
(Address of principal executive offices)

86-21-58359979
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2010, Mr. Andrew Chen resigned from the position of Chief Financial Officer (“CFO”) of ShengdaTech, Inc. (the “Company”) for personal reasons.  The Company has engaged an international search firm to identify a replacement.  The board of directors of the Company appointed Ms. Anhui Guo, existing Chief Operating Officer, to serve as acting Chief Financial Officer while as the same time retaining her duties as Chief Operating Officer,until such time as a new CFO is in place. Mr. Chen had no disagreements with the Company prior to his departure.

Item 7.01 Regulation FD Disclosure

On October 1, 2010, the Company issued a press release announcing the departure of Mr. Andrew Chen and the appointment of Ms. Anhui Guo acting chief financial officer.  A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in or exhibits to this Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Exhibits:

99.1  Presss Release of ShengdaTech, Inc. dated October 1, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ShengdaTech, Inc.

Dated: October 1, 2010	By:	/s/ Xiangzhi Chen
Xiangzhi Chen
President and Chief Executive Officer